EXECUTION COPY










                     REIMBURSEMENT AND SECURITY AGREEMENT


                                   between


                    FEDERAL HOME LOAN MORTGAGE CORPORATION

                                     and

                  THE PONDS OF PEMBROKE LIMITED PARTNERSHIP


                           Dated as of May 1, 1999



                                 Relating to

                                 $27,000,000
                          Village of Lisle, Illinois
                      Multi-Family Housing Revenue Bonds
                          (Ashley of Lisle Project)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      Section 1.1.  Definitions................................................2
      Section 1.2.  Interpretation............................................10

                                   ARTICLE II
              REPRESENTATIONS, COVENANTS, WARRANTIES AND CONDITIONS

      Section 2.1.  Representations, Covenants and Warranties.................11
      Section 2.2.  Conditions................................................15

                                   ARTICLE III
                             COVENANTS OF THE OWNER

      Section 3.1.  Affirmative Covenants of the Owner........................18
      Section 3.2.  Reimbursement and Replenishment Obligations
                    of the Owner..............................................23
      Section 3.3.  Freddie Mac Credit Enhancement Fees;
                    Liquidity Use Fee; Servicing..............................24
      Section 3.4.  Indemnification...........................................25
      Section 3.5.  Purchased Bonds...........................................26
      Section 3.6.  Liability of the Owner....................................26
      Section 3.7.  Neither Freddie Mac nor Servicer Liable...................27
      Section 3.8.  Waivers and Consents......................................27
      Section 3.9.  Subrogation...............................................28
      Section 3.10. Payment of Costs, Fees and Expenses.......................28

                                   ARTICLE IV
                            INTEREST RATE PROTECTION

      Section 4.1.  Interest Rate Protection..................................29
      Section 4.2.  Cap Agreement Terms.......................................30
      Section 4.3.  Freddie Mac Right to Convert to Fixed Rate................32

                                    ARTICLE V

      UNIFORM COMMERCIAL CODE SECURITY AGREEMENT..............................33

                                   ARTICLE VI
                           EVENTS OF DEFAULT; REMEDIES

      Section 6.1.  Events of Default.........................................34
      Section 6.2.  Remedies; Waivers.........................................34
      Section 6.3.  No Remedy Exclusive.......................................35

                                   ARTICLE VII
                                  MISCELLANEOUS

      Section 7.1.  Counterparts..............................................35
      Section 7.2.  Amendments, Changes and Modifications.....................36
      Section 7.3.  Payment Procedure.........................................36
      Section 7.4.  Payments on Business Days.................................36
      Section 7.5.  Governing Law; Severability...............................36
      Section 7.6.  Notices...................................................37
      Section 7.7.  Further Assurances and Corrective Instruments.............37
      Section 7.8.  Term of this Agreement....................................37
      Section 7.9.  Assignments; Transfers; Third-Parties Rights..............37
      Section 7.10. Headings..................................................37
      Section 7.11. Limitation on Personal Liability..........................37
      Section 7.12. Consent of Freddie Mac....................................39
      Section 7.13. Disclaimer; Acknowledgments...............................39
      Section 7.14. Entire Agreement..........................................39
      Section 7.15. Survival of Representation and Warranties.................39
      Section 7.16. Waiver of Claims..........................................39
      Section 7.17. Waivers of Jury Trial.....................................40

                                  REIMBURSEMENT
                             AND SECURITY AGREEMENT


      THIS REIMBURSEMENT AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 1st day of May, 1999, by and between the FEDERAL HOME LOAN MORTGAGE CORPORATION ("Freddie Mac"), a corporate instrumentality of the United States and THE PONDS OF PEMBROKE LIMITED PARTNERSHIP (the "Owner"), a limited partnership duly organized and existing under the laws of the State of Illinois.

                             W I T N E S S E T H:

      WHEREAS, Village of Lisle, Illinois (the AIssuer"), a municipal corporation, political subdivision and body politic of the State of Illinois, has heretofore authorized the issuance of its $27,000,000 Multi-Family Housing Revenue Bonds (Ashley of Lisle Project) (the ABonds); and

      WHEREAS, the Bonds have been issued pursuant to that certain Amended and Restated Trust Indenture dated as of December 1, 1987 (as amended, the "Indenture") between the Issuer and American National Bank and Trust Company of Chicago (the "Trustee"), a national banking association, duly organized and existing under the laws of the United States; and

      WHEREAS, the proceeds of the Bonds were used by the Issuer to fund a loan (the "Loan") to the Owner, the proceeds of which were used to finance the acquisition, construction and equipping of the Project; and

      WHEREAS,   the  Owner  has  requested  that  Freddie  Mac  provide  credit enhancement for the Loan in substitution for the existing Qualified Credit Instrument outstanding with respect to the Bonds; and

      WHEREAS, Freddie Mac has agreed to provide credit enhancement for the Loan by making payments to the Trustee in respect of the principal of and interest on the Loan upon the terms set forth in the Credit Enhancement Agreement dated as of even date herewith (the "Credit Enhancement Agreement") between Freddie Mac and the Trustee; and

      WHEREAS, the Indenture and the Bonds provide that, during the Floating Rate Period, the Bonds may be tendered or deemed tendered for payment of the Purchase Price on each Settlement Date; and

      WHEREAS, the payment of the Purchase Price of Bonds tendered or deemed tendered pursuant to terms of the Indenture will be payable from proceeds of the remarketing of the Bonds and from moneys, securities and certain investment earnings thereon held in certain funds under the Indenture or held by the Tender Agent, and to the extent that such moneys are insufficient to pay the Purchase Price of tendered Bonds, the Issuer and Trustee have requested that Freddie

Mac agree to make certain payments to the Trustee in respect of the Purchase Price under the circumstances and upon the terms set forth in the Credit Enhancement Agreement; and

      WHEREAS, Freddie Mac is willing to execute and deliver the Credit Enhancement Agreement to the Trustee upon the satisfaction by the Servicer (as hereinafter defined) of the terms and conditions of that certain Letter of Commitment dated as of May 14, 1999 (the ACommitment") between Freddie Mac and the seller named therein (the "Servicer"); and

      WHEREAS, the Owner's obligations under this Agreement will be secured by the Reimbursement Security Documents, including a Reimbursement Mortgage, and certain rights of subrogation to the rights of the Bondholders under the Loan Documents.

      NOW, THEREFORE, in consideration of the agreement of Freddie Mac to execute and deliver the Credit Enhancement Agreement to the Trustee and the material covenants and undertakings set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freddie Mac and the Owner do hereby agree as follows:

                                  ARTICLE I

                        DEFINITIONS AND INTERPRETATION

      Section 1.1. Definitions. All defined terms not otherwise specifically defined in this Agreement shall have the same meanings, respectively, as the defined terms contained in the Indenture. Unless otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following terms shall have the respective meanings set forth below for all purposes of this Agreement.

      "Advance" means either a Credit Advance or a Liquidity Advance.

      "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

      "Agreement" means this Reimbursement and Security Agreement, as the same may be amended, modified or supplemented from time to time.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

      "Base Recourse" means the dollar amount specified in section 7.11(b) hereof, for which the Owner is personally liable hereunder.

      "Bondholder" or "bondholder" shall have the meaning given that term in the Indenture.

      "Bond Counsel" means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the exclusion from gross income of interest on bonds for federal income tax purposes issued by states and political subdivisions and which is acceptable to Freddie Mac.

      "Bond Documents" means the Bonds, the Indenture, the Financing Agreement, the Regulatory Agreement (and any other agreement relating to rental restrictions on the Project), the Remarketing Agreement, any bond purchase agreement, any tender agent agreement, and all other documents, instruments and agreements executed and delivered in connection with the issuance, sale, delivery and/or remarketing of the Bonds as each such agreement or instrument may be amended, modified or supplemented from time to time.

      "Bond Fee Component" means the regular, ongoing fees due from time to time to the Trustee, the Remarketing Agent, the Paying Agent, the Bond Registrar, the Tender Agent, any rebate analyst with respect to the Bonds and any other fees and expenses set forth in Section 4.3 of the Financing Agreement, expressed in terms of a percentage of the principal amount of Outstanding Bonds (including Purchased Bonds) on an annual basis.

       "Borrower Documents" means the Bond Documents, the Loan Documents, the Reimbursement Security Documents and the Cap Documents.

      "Business Day" means any day, other than (i) a Saturday, Sunday, or legal holiday, (ii) a day on which banking institutions located in (A) New York, New York, or (B) Chicago, Illinois, or (C) in the locality and state in which the home office of Freddie Mac, or the office of Freddie Mac at which a request for funding on the Credit Enhancement Agreement may be made, are authorized by law to close, or (iii) a day on which the New York Stock Exchange is closed.

      "Cap" shall have the meaning set forth in Section 4.1.

      "Cap Agreement" means that certain Rate Cap Agreement, dated May 24, 1999, between the Owner and the Counterparty, as such agreement may be amended, modified, supplemented or restated from time to time, and any successor interest rate cap agreement approved in writing by Freddie Mac.

      "Cap Assignment" means (a) the Interest Rate Hedge Assignment and Security Agreement, dated as of May 1, 1999, between the Owner and Freddie Mac, as their interests may appear or (b) any assignment by the Owner of any subsequent Cap to Freddie Mac, in each case as such agreement may be amended, modified or supplemented from time to time.

      "Cap Deposit" shall have the meaning set forth in Section 4.2(f).

      "Cap Documents" shall have the meaning set forth herein in Section 4.1.

      "Cap Fee Escrow" means the escrow account to be held by the Servicer to provide for payments made by the Owner as required by Section 3.1(h) for the purchase of a Subsequent Cap.

      "Cap Reserve Account" means the escrow account held by the Servicer in which the Cap Deposit is held as additional security for Freddie Mac.

       "Closing Date" means the date the Credit Enhancement Agreement is delivered by Freddie Mac.

      "Combined Debt Service Coverage Ratio" means, for any period, the ratio of
(a) current gross potential rent roll annualized times 95% plus current other income from services provided at both of the Projects annualized less the greater of (x) the Freddie Mac underwritten expenses (Heritage expenses of $3,172,428 and Devonshire expenses of $4,541,516) which includes real estate taxes or (y) the combined Projects' actual trailing twelve months' operating expenses which includes real estate taxes, (b) divided by the debt service for the bonds financing both Projects. For those bonds that after the Conversion Date will bear interest at a Floating Rate, the notional annual debt service will be calculated by adding the deposits to the Principal Reserve Fund for the next twelve months plus the annualized four week average interest rate on the bonds for the four weeks ending on the reset date immediately prior to the calculation date, plus the actual fixed spread, that equals the sum of the Servicing Fee, the Freddie Mac Credit Facility Fee, the Freddie Mac Liquidity Facility Fee, the Trustee's fees, the Issuer's fee and the Remarketing Agent's fee, plus 200 basis points. For those bonds that after the Conversion Date will bear interest at a new Fixed Rate, annual debt service (including principal) will be calculated based upon the annual Fixed Rate of the bonds projected by the Remarketing Agent plus the actual fixed spread that equals the sum of the Servicing Fee, the Freddie Mac Credit Facility Fee, the Trustee's fee and the Issuer's fee.

      "Conversion to Maturity Date" means the date on which the interest rate on the Bonds is converted to a Fixed Rate to the final maturity date of the Bonds.

      "Counterparty" means the counterparty named in the Cap Agreement who is obligated to make payments in accordance with the terms thereof.

      "Credit Advance" means an advance by Freddie Mac under the Credit Enhancement Agreement to pay any Guaranteed Payment.

      "Credit Enhancement Agreement" means the Credit Enhancement Agreement dated as of May 1, 1999 between the Trustee and Freddie Mac, as such Credit Enhancement Agreement may from time to time be amended.

      "Cross-Collateralization Agreement" means that certain Cross-Collateralization Agreement dated as of May 1, 1999 among the Servicer, the Owner and the Other Owner, as consented to by Guarantor, as assigned to Freddie Mac.

      "Default" means any event that has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

      "Default Rate" means the base rate or prime rate of Citibank, N.A. until such time as another "Money Center" bank is designated by Freddie Mac in its discretion by notice to the Owner, plus four percent (4%).

      "Event of Default" means the occurrence of an event of default as described in Section 6.1 hereof.

      "Financing Agreement" means that certain Amended and Restated Loan Agreement dated as of December 1, 1987, between the Issuer and the Owner, as amended through the Closing Date and as the same may be further amended, modified or supplemented from time to time.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States, and its successors.

      "Freddie Mac Credit Enhancement Fee" means the sum of the Freddie Mac Credit Facility Fee and the Freddie Mac Liquidity Facility Fee.

      "Freddie Mac Credit Enhancement Payment" means the amount required to be paid by Freddie Mac to the Trustee with respect to any Guaranteed Payment pursuant to Section 3.1(a)(i) of the Credit Enhancement Agreement, and with respect to any payment of Purchase Price for tendered Bonds pursuant to Section 3.1(b)(i) of the Credit Enhancement Agreement.

      "Freddie Mac Credit Facility Fee" means an amount equal to .825% per annum of the outstanding principal balance of the Loan, payable as provided in Section 3.3.

      "Freddie Mac Liquidity Facility Fee" means an amount equal to .125% per annum of the outstanding principal balance of the Loan, payable as provided in
Section 3.3.

      "Freddie Mac Reimbursement Amount" means the amounts required hereunder to be reimbursed by the Owner to Freddie Mac in respect of any Freddie Mac Credit Enhancement Payments made by Freddie Mac under the Credit Enhancement Agreement, which amounts shall be equal to the sum of all Freddie Mac Credit Enhancement Payments made by Freddie Mac and not previously reimbursed by or on behalf of the Owner, together with any Liquidity Use Fees, late charges, default interest and other amounts payable to Freddie Mac under the Reimbursement Security
Documents (except any share of collected late charges that the Servicer is entitled to retain as additional servicing compensation) as a result of a default under the Borrower Documents.

      "General Partner" means Brookdale Holdings, Inc., a Delaware corporation.

      "Governmental   Authority"  shall  have  the  meaning  set  forth  in  the
Reimbursement Mortgage.

      "Guaranteed Payment" shall have the meaning set forth in the Credit Enhancement Agreement.

      "Guarantor"   means  Brookdale  Living   Communities,   Inc.,  a  Delaware
corporation, in its capacity as the Guarantor under the Guaranty.

      "Guaranty" means that certain Limited Guaranty dated May 27, 1999 by the Guarantor in favor of the Servicer and assigned to Freddie Mac.

      "Indenture" means that certain Amended and Restated Trust Indenture, dated as of December 1, 1987, between the Issuer and Trustee pursuant to which the Bonds are issued and secured, as amended through the Closing Date and as the same may be further amended, modified or supplemented from time to time.

      "Investment   Obligations"  shall  have  the  meaning  set  forth  in  the
Indenture.

      "Issuer" means Village of Lisle, Illinois and its successors.

      "Liquidity Advance" means an advance by Freddie Mac pursuant to the terms of the Credit Enhancement Agreement to pay the Purchase Price of tendered Bonds.

      "Liquidity Commitment" means the obligation of Freddie Mac to provide funds to the Trustee, as provided in Section 3.1(b) of the Credit Enhancement Agreement, to enable the Trustee to purchase, on behalf of and as agent for the Owner, tendered Bonds which have not been remarketed by the Remarketing Agent pursuant to the Remarketing Agreement and Indenture and, therefore, with respect to which there are no proceeds of remarketing.

      "Liquidity   Commitment   Termination  Date"  means  the  day  immediately
following the earliest of (a) the Maturity Date, (b) the Conversion to Maturity Date, (c) the Substitution Date or (d) the Termination Date.

      "Liquidity Rate" means the base rate or prime rate of interest of Citibank, N.A. until such time as another "Money Center" bank is designated by Freddie Mac in its discretion by notice to the Owner, plus two percent (2%) per annum.

      "Liquidity Use Fee" means, with respect to each Liquidity Advance, an amount equal to (x) the amount of the Liquidity Advance multiplied by (y) the Liquidity Rate and (z) further multiplied by a fraction, the numerator of which is the number of days that such Liquidity Advance is outstanding (i.e., until Freddie Mac is reimbursed) and the denominator of which is 365 days or 366 days, as applicable. The Liquidity Use Fee shall be reduced by an amount equal to the Freddie Mac Credit Enhancement Fee assessed and actually paid for the calculation period on the amount of funds related to the Liquidity Advance.

      "Loan" means the loan by the Issuer to the Owner with respect to the Project pursuant to the Financing Agreement and evidenced by the Note.

      "Loan Documents" means the Note, the Financing Agreement and any related documents evidencing the obligations of the Owner under the Note or securing payment or performance of such obligations or otherwise pertaining to such obligations, as each such document, agreement or instrument may be amended, modified or supplemented from time to time.

      "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

       "Note" means the amended and restated promissory note from the Owner to the Issuer, including all riders and addenda thereto, evidencing the Owner's obligation to repay the Loan, as the same may be amended, modified or supplemented from time to time.

      "Notice" means any notice delivered by the Trustee to Freddie Mac and the Issuer pursuant to Section 3.1(a)(i) or Section 3.1(b)(i) of the Credit Enhancement Agreement.

      "Obligations" means the obligations of the Owner (a) to pay principal and interest and any other amounts on the Loan when due and payable pursuant to the Loan Documents, (b) to pay all amounts, including fees, costs, charges and expenses payable under this Agreement and the other Reimbursement Security Documents and (c) to observe and perform each of the terms, conditions and provisions of the Borrower Documents.

      "Other Owner" means River Oaks Partners, an Illinois general partnership, and any successor to or assignee of its rights and obligations.

      "Other Project" means that certain senior living facility located in the State, commonly known as The Heritage, located at 800 South River Road, Des Plaines, Illinois, and owned by the Other Owner.

      "Other Reimbursement Agreements" means collectively and/or individually those two certain Reimbursement and Security Agreements each dated the date hereof, one between Freddie Mac and the Other Owner and the other between Freddie Mac and the Owner.

      "Other Reimbursement Mortgage" means that certain Multifamily Mortgage, Assignment of Rents and Security Agreement dated May 27, 1999, together with all riders and addenda thereto, from the Other Owner to Freddie Mac granting a first priority mortgage and a security interest in the Other Project to secure the obligations of the Other Owner under the Other Reimbursement Agreement relating to the property owned by the Other Owner, as the same may be amended, modified or supplemented from time to time.

      "Owner" means The Ponds of Pembroke Limited Partnership, an Illinois limited partnership, and any successor to or assignee of its rights and obligations.

      "Person" means an individual,  estate,  trust,  corporation,  partnership,
limited  liability  company  or  any  other   organization  or  entity  (whether
governmental or private).

      "Pledge Agreement" means that certain Pledge, Security and Custody Agreement dated as of the date hereof, by and between the Trustee, as custodian, and the Owner, and relating to Purchased Bonds, as the same may be amended, modified or supplemented from time to time.

      "Prepayment/Substitution Premium" means, with respect to any voluntary or involuntary prepayment (or deemed prepayment pursuant to Section 3.1(g) hereof), of the Loan, the product obtained by multiplying

            (A)   the amount of principal prepaid, by

            (B) one-twelfth (1/12) of .95%, representing the sum of the Freddie Mac Credit Facility Fee and the Freddie Mac Liquidity Facility Fee payable to Freddie Mac, by

            (C)   the Present Value Factor.

The "Present Value Factor" is the following factor:
                                                     n
                                    1 -         1
                                           -----------
                                             1 + ARR
                                    ------------------
                                               ARR
Where:

      n = number of months remaining until the 15th anniversary of the Closing Date.

      ARR (Assumed Reinvestment Rate) = one-twelfth (1/12) of the yield rate as of the date 5 Business Days before the prepayment date, on the 9.25% U.S. treasury security due February 1, 2016, as reported in The Wall Street Journal, expressed as a decimal calculated to five digits. In the event that no yield is published on the applicable date for the treasury security used to determine the Assumed Reinvestment Rate, the Servicer, in its discretion, shall select the non-callable treasury security maturing in the same year as the treasury security specified above with the lowest yield published in The Wall Street Journal as of the applicable date. If the publication of such yield rates in The Wall Street Journal is discontinued for any reason, the Servicer shall select a security with a comparable rate and term to the treasury security used to determine the Assumed Reinvestment Rate. The selection of an alternate security pursuant to this paragraph shall be made in Freddie Mac's discretion.

      "Principal Reserve Fund" means the Principal Reserve Fund established with the Servicer pursuant to this Agreement, to which the Owner is required to contribute pursuant to Section 3.1(b) hereof and the Reimbursement Mortgage.

      "Principal Reserve Schedule" means the schedule attached as Exhibit A to this Agreement of required deposits to be made by the Owner to the Principal Reserve Fund.

      "Project" means the "Mortgaged Property" as such term is defined in the Reimbursement Mortgage.

      "Projects" means the Project and the Other Project.

      "Purchased Bonds" shall have the meaning given the term "Pledged Bonds" in the Indenture. Additionally, a Bond shall no longer be a "Purchased Bond" on the date on which such Bond is remarketed to any person other than Freddie Mac, the Owner, any partner or member of the Owner or the Issuer.

      "Purchase Price" means, with respect to any Bond required or permitted to be purchased pursuant to the Indenture, the principal amount of such Bond plus interest accrued thereon to the Settlement Date.

      "Rating Agency" means Moody's or S&P or any other nationally recognized rating agency maintaining a rating on the Bonds.

      "Reimbursement Mortgage" means that certain Multifamily Mortgage, Assignment of Rents and Security Agreement dated May 27, 1999, together with all riders and addenda thereto, from the Owner granting a first priority mortgage and a security interest in the Project to Freddie Mac to secure the obligations of the Owner under this Agreement, as the same may be amended, modified or supplemented from time to time.

      "Reimbursement Security Documents" means, collectively, this Agreement, the Reimbursement Mortgage, the Pledge Agreement, the Replacement Reserve Agreement, the title insurance policy with respect to the Project for the benefit of Freddie Mac, UCC Fixture Filings and Financing Statements, the Cap Agreement, the Cross-Collateralization Agreement, the Cap Assignment and any other Cap Documents, any Collateral Agreements (as defined in the Reimbursement Mortgage) and any related documents evidencing the obligations of the Owner under this Agreement or the Reimbursement Mortgage or securing payment or performance of such obligations or otherwise pertaining to performance of such obligations, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms.

      "Replacement Reserve Agreement" means the Replacement Reserve and Security Agreement between the Owner and the Servicer relating to the Reimbursement Mortgage, as the same may be amended, modified or supplemented from time to time.

      "Required Mortgage Payment" shall have the meaning set forth in the Credit Enhancement Agreement.

      "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

      "Servicer" means the eligible servicing institution designated by Freddie Mac from time to time (which may be Freddie Mac if Freddie Mac elects to service the Loan), or its successor, as servicer of each Loan. Initially, Glaser Financial Group, Inc., a Minnesota corporation, shall serve as the Servicer.

      "Servicing Agreement" means the Servicing Agreement dated as of May 1, 1999 between the Servicer and Freddie Mac concerning the servicing of this Agreement.

      "Servicing Fee" means the monthly fee due the Servicer under the Servicing Agreement in an amount equal to one-twelfth of .05% of the outstanding principal balance of the Loan.

      "Settlement Date" means, prior to the Liquidity Commitment Termination Date and during the Floating Rate Period, (a) any Business Day specified by a Bondholder as the date on which Bonds owned by such Bondholder are to be purchased in accordance with the provisions of the Indenture, (b) each Fixed Rate Conversion Date, (c) any Substitution Date and (d) any date on which the Bonds are subject to mandatory tender in accordance with the provisions of the Indenture.

      "State" means the State of Illinois.

      "Subsequent Cap" shall have the meaning set forth in Section 4.1(a).

      "Term" has the meaning set forth in Section 7.8.

      "Termination Date" shall have the meaning set forth in the Credit Enhancement Agreement.

      "Trustee" means American National Bank and Trust Company of Chicago and its successors and any other corporation or association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at any time serving as successor trustee under the Indenture.

      "Underwriting Rate" means 6.69% per annum.

      "Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in each applicable jurisdiction.

      "Withdrawal" means the withdrawal of funds from the Principal Reserve Fund to make any payment due from the Owner under the Borrower Documents other than a payment to reimburse Freddie Mac for a Freddie Mac Credit Enhancement Payment.

      Section 1.2. Interpretation. In this Agreement, unless the context otherwise requires, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include partnerships, corporations and associations, including public bodies, as well as natural persons. The terms "hereby", "hereof", "hereto", "herein", "hereunder", and any similar terms, as used in this Agreement, refer to this Agreement. Any reference in this Agreement to an "Exhibit", a "Section", a "Subsection", a "Paragraph" or a "subparagraph" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Agreement, a section of this Agreement, a subsection of the section of this Agreement in which the reference appears, a paragraph of the subsection within this Agreement in which the reference appears, or a subparagraph of the paragraph within which the reference appears. All Exhibits attached to or referred to in this Agreement are incorporated by reference into this Agreement.

                                   ARTICLE II

              REPRESENTATIONS, COVENANTS, WARRANTIES AND CONDITIONS

      Section 2.1. Representations, Covenants and Warranties. The representations, covenants and warranties set forth in the Reimbursement Mortgage are hereby incorporated by reference as if fully set forth herein. The Owner acknowledges that such representations, covenants and warranties, together with the other representations and agreements of the Owner contained in this Agreement, are relied upon by Freddie Mac and serve as a basis for the undertakings of Freddie Mac contained in this Agreement. The Owner makes the following additional representations, covenants and warranties as to the Loan and the Project.

      (a) Occupancy; Rents. As of May 3, 1999, physical occupancy of the Project is at least 96%, and the gross monthly rents (net of concessions) from occupied dwelling units at the Project is at least $700,000.00.

      (b) Location of Improvements. All improvements to the Project that have been included in its appraised value lie within the boundaries of the land, or to the extent that any such improvements encroach onto any adjoining land, each such encroachment does not materially and adversely affect the value, use or salability of the Project. No improvements on neighboring properties encroach onto the Project, or all such encroachments do not materially and adversely affect the value, use or salability of the Project.

      (c) No Damage. There exists no unrepaired or unrestored damage to the Project from fire or other casualty since March 16, 1999 (the date of Freddie Mac's inspection of the Project) through the Closing Date. There exists no material unrepaired or unrestored damage to the Project from fire or other casualty since the Closing Date that has not been disclosed to Freddie Mac. For the purposes of this subsection (c) "material" shall mean unrepaired or unrestored damage equal to or greater than $250,000.

      (d)   Property Condition.

            (i)   The  Project is in good and habitable condition.

            (ii) There are no deficiencies in the repair or maintenance of the Project that threaten the health or safety of its tenants and their invited guests.

            (iii) There is no material  uncured  violation at the Project of any building or housing code or similar law or ordinance.

            (iv) The physical configuration of the Project is not in material violation of the Americans with Disabilities Act.

            (v) If Freddie Mac has inspected the Project and informed the Servicer that specified repairs must be made, those repairs have been completed or funds to complete them have been placed in escrow as required by Freddie Mac.

      (e) Condemnation. No part of the Project has been taken by condemnation or any similar proceeding since March 16, 1999, and the Owner is not aware, after diligent inquiry, of any pending or threatened condemnation or similar proceeding with respect to all or any part of the Project.

      (f) Loan Documents. The Loan Documents have been validly authorized and executed by the Owner.

      (g) Insurance. The Project is covered by hazard, flood (if the Project is in a flood zone), liability and rent loss insurance in compliance with the terms and conditions of the Reimbursement Mortgage. Without limiting the generality of the foregoing, if the Project is located in whole or in part in a Special Flood Hazard Area ("SFHA") identified by the Federal Emergency Management Agency, (i) each building that lies within the SFHA is covered by flood insurance in an amount at least equal to the lesser of (A) its insurable replacement cost, (B) its prorated portion of the unpaid principal balance of the Loan, based upon square footage of the building and square footage of all buildings comprising the Project, or (C) the maximum limit of coverage available under the National Flood Insurance Program, and (ii) the community where the Project is located participates in the National Flood Insurance Program.

      (h) Defaults. All payments due under the terms of the Loan Documents have been made and there have been no delinquencies of 30 days or more within the 12 months preceding the Closing Date. There are no material non-monetary defaults under the terms of the Bond Documents or the Loan Documents and there have been no material non-monetary defaults that have remained uncured for 30 days or more within the 12 months preceding the Closing Date.

      (i) Undisclosed Information. Except as disclosed to Freddie Mac in writing, the Owner knows of no fact or circumstance affecting the Owner or the Project that materially and adversely affects the Owner's ability to meet its obligations under the Loan in a timely manner.

      (j) Insolvency. No bankruptcy, insolvency, reorganization or comparable proceedings have ever been instituted by or against the Owner, the Guarantor, or any affiliate of the Guarantor or the partners of the Owner, and no such proceeding is now pending or contemplated, nor have any of the foregoing parties defaulted under a personal or commercial mortgage loan or entered into a workout or forbearance agreement related to such mortgage loans and the Owner and the Guarantor each has the ability to pay its debts as they come due.

      (k) Enforceability. The Borrower Documents to which the Owner is a party are valid and binding obligations of the Owner, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by laws regarding bankruptcy, creditors' rights and general principles of equity.

     (l) Liens. The Reimbursement Mortgage, if and when properly recorded in the appropriated records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Project, subject only to the exceptions set forth in Schedule B of the title insurance policy issued to Freddie Mac in accordance with the terms hereof.

     (m) Taxes Paid. Prior to the Closing Date, all real property taxes and assessments that have become due and payable (including water and sewer charges that by law will become a lien on the Project) have been paid in full, or an escrow of funds sufficient to pay them has been established. After the Closing Date and subject to the right of the Owner to contest such matters expressly provided in the Reimbursement Mortgage, all real property taxes and assessments that have become due and payable (including water and sewer charges that by law will become a lien on the Project) have been paid in full, or an escrow of funds sufficient to pay them has been established.

      (n) The Guaranty. The Guaranty has been validly authorized and executed by the Guarantor.

      (o) Mortgage and Project Characteristics. Except as disclosed to Freddie Mac in writing, the Loan and the Project include none of the following features:

            i.    A prepayment lockout provision still in effect.

            ii. A principal balance that includes capitalization of interest, taxes, hazard insurance premiums, or late charges.

            iii. Cross-collateralization with any other mortgage, except as contemplated hereby.

            iv. Commercial rents which constitute more than 25 percent of effective gross revenue, or commercial tenants that occupy more than 25 percent of the total square footage of the improvements.

            v. more than 5 percent of the residential space is master leased to a single lessee.

            vi. The Project is under construction or rehabilitation (other than repairs required or approved in writing by Freddie Mac) or initial lease-up.

            vii. More than 20 percent of the Project is used for student and/or military housing.

            viii. A non-elevator structure with four or more floors constituting a portion of the Project.

            ix. Other than with respect to the Bonds when they bear interest at the Fixed Rate, a payment interval that is not monthly.

            x.    A leasehold estate as all or a part of the Project.

            xi.   A lender equity participation feature.

            xii.  A mobile home park property as part or all of the Project.

            xiii. Accruals of interest in excess of payment obligations.

            xiv.  A Project with economic occupancy below 90 percent.

            xv. A Project that is encumbered by any secondary or subordinate financing.

      (p) Title Insurance. The title insurance policy satisfies the requirements of the Servicer. If the Owner has delivered a marked-up title insurance commitment pending issuance of the final title insurance policy, then that commitment obligates the title insurer to issue a policy having the above characteristics.

      (q) Survey. The survey delivered to Freddie Mac is identical to the survey previously submitted to Freddie Mac, and satisfies the requirements of Section 2.2(v)(k).

      (r) Single Tax Parcel. The Project consists of property identified as all of a single tax parcel or, if identified as multiple tax parcels, the Project constitutes the entirety of those tax parcels. Any tax parcel or parcels within which the Project is located does not include property that is not subject to the Reimbursement Mortgage.

      (s) Access. The Project does not share ingress and egress through an easement or private road or share on-site or off-site recreational facilities and amenities that are not located on the Project and under the exclusive control of the Owner; or where there is shared ingress and egress or amenities, there exists an easement or joint use and maintenance agreement, a copy of which has been delivered to Freddie Mac, under which (i) access to and use and enjoyment of the easement or private road and/or recreational facilities and amenities is perpetual, (ii) the number of parties sharing such easement and/or recreational facilities and amenities must be specified, (iii) the Owner's responsibilities and share of expenses are specified, and (iv) the failure to pay any maintenance fee will not result in a loss of usage of the easement.

      (t) Zoning. The overall character of the existing use of the Project is consistent with the zoning classification of the Project, or is a legal nonconforming use that is permitted notwithstanding any inconsistency with such classification. Except as disclosed to Freddie Mac in writing, the Project does not violate any density or building setback requirements of the applicable zoning law. No proceedings are pending or threatened to, the Owner's knowledge, that would result in a change of the zoning of the Project.

      (u) Federal Income Tax Matters. The Owner has not taken any action, or permitted to be taken any action that would impair the exclusion from gross income for federal income tax purposes of the interest payable on any of the Bonds. The Owner is in compliance with all material requirements of any tax certificate relating to the Bonds.

      Section 2.2. Conditions. The obligation of Freddie Mac to enter into the Credit Enhancement Agreement is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

            (i) the payment by the Owner of Freddie Mac's and the Servicer's fees, costs and expenses which are due and payable on or before such Closing Date in accordance with the Borrower Documents;

            (ii) the delivery to the title insurance company for filing and/or recording in all applicable jurisdictions (or such filing and/or recording having been provided for in a manner satisfactory to Freddie Mac) of all documents, including, without limitation, duly executed and acknowledged copies of the Reimbursement Mortgage and the Other Reimbursement Mortgage, UCC-1 financing statements and other appropriate instruments, in form and substance satisfactory to Freddie Mac and in proper form for recordation, as may be necessary in the opinion of Freddie Mac to perfect the lien created by the foregoing and each applicable Reimbursement Security Document and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

            (iii) there shall have occurred no material adverse change in the financial condition, business or prospects of the Owner, or in the physical condition, operating performance or value of the Project from that shown in the application to Freddie Mac delivered by the Owner to the Servicer;

            (iv) there shall exist no Event of Default or Default; and

             (v) the receipt by Freddie Mac or, if Freddie Mac so designates, the Servicer, on or prior to the Closing Date of the following, each dated as of the Closing Date except as otherwise agreed to, in form and substance satisfactory to Freddie Mac in all respects:

                  (a) a copy  certified to be true,  accurate and complete by an
            officer  of  the   Guarantor,   of   resolutions  of  the  Guarantor
            authorizing the transactions contemplated by the Guaranty and the Cross-Collateralization Agreement (which certification shall state that such authorization is in full force and effect on the Closing
            Date), of its certificate of incorporation and bylaws and any amendments relating thereto, and a certificate issued by the Delaware Secretary of State to the effect that the Guarantor is in good corporate standing under Delaware law;

                  (b) a copy,  certified to be true, accurate and complete by an officer  of the  General  Partner,  of  resolutions  of the board of directors of the General Partner, authorizing the General Partner, in its capacity as managing general partner of the Owner, and on behalf of the Owner, to execute, deliver and perform the Borrower Documents, and in its corporate capacity to execute, deliver and perform, on behalf of the Owner, the Borrower Documents to which the Owner is a party and other matters contemplated thereby, and of all other documents evidencing any other necessary action (which certification shall state that such approvals are in full force and effect on the Closing Date);

                  (c) copies,  certified to be true, accurate and complete by an officer of the General Partner, of the General Partner's certificate of incorporation and bylaws and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with a Certificate of Good Standing of the General Partner issued by the Secretary of State of the State of Delaware and a certificate of the General Partner's authorization to transact business in the State of Illinois issued by the Illinois Secretary of State;

                  (d) copies,  certified to be true, accurate and complete by an officer of the General Partner, of the limited partnership agreement of the Owner and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with a certified copy of the certificate of limited partnership of the Owner, as amended, issued by the Illinois Secretary of State and a certificate of existence of the Owner issued by the Illinois Secretary of State;

                  (e) copies,  certified to be true, accurate and complete by an officer of the General Partner, on behalf of the Owner, of all consents, licenses and approvals necessary for the Owner to enter into the Borrower Documents and the transactions contemplated by this Agreement and the other Borrower Documents;

                  (f) a  certificate  of  an  officer  of  the  General  Partner certifying the names, titles and the signatures of the officers of the General Partner authorized to execute the Borrower Documents for itself or on behalf of the Owner, as applicable, and a certificate of an officer of the Guarantor certifying the names, titles and the signatures of the officers of the Guarantor authorized to execute the Guaranty for itself or on behalf of the Guarantor, as applicable;

                  (g) a  certificate  of the General  Partner,  on behalf of the
            Owner, confirming that the conditions precedent set forth in the Borrower Documents have been satisfied and that the representations and warranties of the Owner contained in the other Borrower Documents are true, correct and complete in all material respects on and as of the Closing Date;

                  (h) opinions of counsel to the Owner and the Guarantor and counsel to the Servicer each in form and substance satisfactory to Freddie Mac addressing all matters required by Freddie Mac;

                  (i) fully  executed  copies of each  Borrower  Document,  duly executed and  delivered by the parties  thereto  (other than Freddie
            Mac), each of which shall be in full force and effect;

                  (j) a recent  environmental  report pertaining to the Project,
            and  all  related  due   diligence   completed   to  Freddie   Mac's
            satisfaction;

                  (k) a current  survey  relating to the Project  reflecting all liens, encumbrances, easements and encroachments, such survey to be certified to Freddie Mac;

                  (l) such  opinions  of Bond  Counsel and  Issuer's  counsel as
            Freddie Mac shall require in form and substance satisfactory to Freddie Mac;

                  (m) certified  copies of all consents and  authorizations,  if any, necessary for the Issuer to execute, deliver and perform its obligations under the Bond Documents and any other Borrower Documents to which it is a party;

                  (n) certified copies of the Issuer's charter or certificate of incorporation and by-laws, if any, and of the resolution or resolutions of the Issuer authorizing the execution, delivery and performance of its obligations under the Bond Documents and any other Borrower Documents to which it is a party and certified copies of all other documents evidencing any other official action of the Issuer taken with respect thereto as each is then in full force;

                  (o) a true and correct copy of rating  letters from any Rating
            Agency rating the Bonds;

                  (p) the Cap  Documents  and  each Cap  Assignment,  containing terms and conditions consistent with this Agreement and in form and substance satisfactory to Freddie Mac and a legal opinion of counsel to the Counterparty in form and substance satisfactory to Freddie Mac;

                  (q) such  documentation  as shall be necessary to evidence the
            Investment Obligations to be in place as of each applicable Closing Date including, but not limited to, with respect to funds in the Principal Reserve Fund;

                  (r) a Certificate of Insurance naming Freddie Mac as additional insured delivered on the Closing Date and a duplicate copy of the blanket insurance policy that covers the Project within thirty days following the Closing Date;

                  (s) evidence  that the Owner has  established  all escrows and reserves required by the Reimbursement Mortgage and the Borrower Documents; and

                  (t) such other documents, instruments, certificates, approvals
            (and, if requested by Freddie Mac, certified duplicates of executed copies thereof) or opinions as Freddie Mac or the Servicer may request.

                                   ARTICLE III

                             COVENANTS OF THE OWNER

      Section 3.1. Affirmative Covenants of the Owner. The Owner enters into the following covenants and agreements with Freddie Mac, which covenants and agreements shall apply continuously during the Term of this Agreement.

      (a) (i) On the Closing Date, the Owner shall pay to the Servicer interest accrued on the Loan for the period beginning on the day following the last payment of interest on the Loan through and including the day preceding the Closing Date and the fees payable in advance on the Closing Date to Freddie Mac and the Servicer pursuant to Section 3.3 hereof.

            (ii) The Owner shall pay to the Servicer on the first day of each month while the Loan is outstanding, the sum of the interest accrued on the Loan for the preceding month, the fees payable to Freddie Mac and the Servicer pursuant to Section 3.3 hereof and one-twelfth of the Bond Fee Component payable pursuant to the Financing Agreement. Pursuant to the Servicing Agreement, the Servicer shall remit to Freddie Mac the Freddie Mac Credit Enhancement Fee, shall remit to the Trustee the Bond Fee Component (to be distributed by the Trustee to the other parties entitled thereto) and shall retain the Servicing Fee. Amounts received by the Servicer in respect of interest on the Loan shall be applied to the reimbursement of Freddie Mac for amounts paid in respect of interest on the Loan pursuant to the Credit Enhancement Agreement.

            (iii) The Owner shall fund, and replenish, to the extent funds are withdrawn (except if funds are withdrawn to reimburse Freddie Mac for a payment under the Credit Enhancement Agreement), the Principal Reserve Fund as and when required by the Reimbursement Mortgage and this Agreement. The Owner shall also replenish the Principal Reserve Fund by delivery to the Servicer of an amount equal to any loss resulting from the investment of amounts on deposit in the Principal Reserve Fund, as and when such loss is incurred and irrespective of the reason for such loss.

      (b) (i) The Owner shall pay to the Servicer for deposit into the Principal Reserve Fund held by the Servicer that portion of the scheduled monthly payments specified in the Principal Reserve Schedule and designated for deposit to the Principal Reserve Fund as required by the Reimbursement Mortgage. Any interest earned on or profits realized from amounts on deposit in the Principal Reserve Fund shall be deposited into the Principal Reserve Fund and, provided that there is no deficiency in the Principal Reserve Fund, the Cap Fee Escrow or any rebate account that may be established with respect to the Bonds, that no default exists under the Loan and that no Event of Default exists under any of the Borrower Documents, shall be paid to the Owner on the Interest Payment Date next succeeding receipt of such interest or profits by the Servicer. Amounts determined by any rebate analyst with respect to the Bonds to be rebatable arbitrage as provided in the Indenture shall be paid by the Servicer to the Trustee to be transferred by the Trustee from the Principal Reserve Fund to any rebate account that may be established with respect to the Bonds. Amounts on deposit in the Principal Reserve Fund shall be applied by the Servicer as provided in paragraphs (ii) and
       (iii) of this subsection.

            (ii) Amounts on deposit in the Principal Reserve Fund may be used, solely at the direction of Freddie Mac:

            (A) to reimburse Freddie Mac on each redemption date for amounts paid under the Credit Enhancement Agreement in respect of principal of the Loan in order to effect the optional redemption of the Bonds pursuant to the Indenture.

            (B) to reimburse Freddie Mac for amounts paid under the Credit Enhancement Agreement in respect of principal of the Loan in order to effect the mandatory redemption of Bonds pursuant to the Indenture.

            (C) to reimburse Freddie Mac for amounts paid under the Credit Enhancement Agreement in respect of interest on the Loan.

            (D) to reimburse Freddie Mac for amounts paid under the Credit Enhancement Agreement for payment of the Purchase Price of Bonds pursuant to the Indenture.

            (E) if a default has occurred and is continuing under this Agreement or any other Borrower Document, for any other use related to the Project approved in writing by Freddie Mac.

            (iii) Any amounts remaining in the Principal Reserve Fund after payment in full of the principal of and interest on the Bonds and payment in full of the fees, charges and expenses of the Trustee and other amounts required to be paid by the Owner under the Indenture or any other Borrower Document, including but not limited to, any rebate amount due and payable and any fees payable to the Issuer or Freddie Mac, shall be paid to the Owner.

            (iv) Amounts on deposit in the Principal Reserve Fund shall be applied to reimburse Freddie Mac for amounts paid under the Credit Enhancement Agreement in order to effect the redemption of Bonds, and the corresponding reduction of amounts owed under the Note. During a Floating Rate Period, and subject to Section 3.1(g) hereof, the Owner may request, with the consent of Freddie Mac, that the Trustee redeem Bonds in accordance with the Indenture, and amounts then on deposit in the

       Principal Reserve Fund shall be applied to reimburse Freddie Mac for amounts paid under the Credit Enhancement Agreement to effect such redemption. The Owner acknowledges and agrees that the Loan shall not be deemed to have been amortized by reason of deposits into the Principal Reserve Fund until such deposits have been withdrawn from the Principal Reserve Fund and applied to the reimbursement of Freddie Mac for amounts paid in connection with the redemption of Bonds as provided in the Indenture.

            (v) Amounts on deposit in the Principal Reserve Fund shall be invested and reinvested by the Servicer in (A) (i) non-AMT tax-exempt obligations rated in the highest short term rating category by Moody's or S&P or (ii) with the approval of the Servicer and Bond Counsel, other investments permitted under the Indenture which, in either case, shall mature or be subject to tender or redemption at par on or prior to the earlier of (1) six months from the date of investment or (2) the date such monies are needed for the purposes hereof or (B) with the approval of the Servicer, Bond Counsel and Freddie Mac, a guaranteed investment contract rated in the highest short term rating category by Moody's or S&P, as applicable.

      (c) The interest rate on the Bonds may be adjusted from the Floating Rate to the Fixed Rate, in each case as provided in, and subject to the terms and conditions of, the Indenture and this Agreement.

      (d) If Freddie Mac so directs, (i) at any time after the occurrence of any Event of Default or (ii) at any time after Freddie Mac determines in its sole discretion to remove the then-existing Remarketing Agent and to designate a new Remarketing Agent, the Owner shall immediately take such action as is required under the Remarketing Agreement and consistent with the Indenture to remove the existing Remarketing Agent and replace such Remarketing Agent, without interruption of service, with a Remarketing Agent acceptable to Freddie Mac in its discretion.

      (e) The Owner agrees that it will not change the Remarketing Agent, or appoint or engage any Person as Remarketing Agent or change the fees payable to any Remarketing Agent, without Freddie Mac's prior written consent.

      (f) Notwithstanding any provisions of the Borrower Documents to the contrary, the Owner may not elect to replace the Credit Enhancement Agreement with an Alternate Security or to convert the Bonds to a Fixed Rate without credit enhancement (a) at any time prior to the 15th anniversary of the Closing Date unless the Owner shall pay to Freddie Mac immediately prior to such substitution, in addition to any other amounts due under this Agreement and the other Borrower Documents, an amount equal to the Prepayment/Substitution Premium calculated based on the assumption that the Loan is being prepaid in full on the day immediately preceding the effective date of the Alternate Security and (b) at any time, unless (i) the Owner shall have received a written statement from Freddie Mac to the effect the Freddie Mac has been paid in full for all fees, expenses and other amounts owed to Freddie Mac under this Agreement and all Freddie Mac Reimbursement Amounts have been paid in full (including any Prepayment/Substitution Premium), which written statement (if accurate) Freddie Mac agrees to deliver to Owner upon request, and (ii) the provision of any Alternate Security shall result in a rating on the Bonds by the Rating Agency required by the definition of the term "Alternate Security" in the Financing Agreement. If the Owner provides notice to Freddie Mac that it wishes to provide an Alternate Security and thereafter does not provide an Alternate Security, the Owner agrees to pay all costs incurred by Freddie Mac in connection with arranging for the proposed Alternate Security, including attorneys' fees.

      (g) (i) The Owner may not elect to voluntarily prepay the Loan, in whole or in part, unless the Owner has given Freddie Mac at least 30 days prior notice of its intention to make such prepayment and, on the Business Day preceding the effective date of such prepayment, the Owner shall have:

                  (A) deposited  with Freddie Mac the amount of principal  being prepaid and all interest accrued thereon (and on the Bonds that will be redeemed as a result of the prepayment) through the date of such prepayment;

                  (B) paid to Freddie Mac the  Prepayment/Substitution  Premium, if the prepayment is effective before the 15th anniversary of the Closing Date, and all other sums due to Freddie Mac hereunder at the time of such prepayment; and

                  (C) deposited with the Trustee  Available Moneys in the amount of any prepayment premium payable in connection with the optional redemption of the Bonds.

            (ii)  A  Prepayment/Substitution   Premium  shall  be  due  upon  an
      involuntary prepayment of all or part of the Loan, as follows:

                  (A) Upon  acceleration  of the Note under  Section 1001 of the
            Indenture after an Event of Default;

                  (B) Upon any  application  by Freddie Mac of any collateral or other security to the repayment of the Obligations before the fifteenth anniversary of the Closing Date and in the absence of acceleration, which shall be deemed to be an involuntary partial prepayment by the Owner with respect to which Owner shall pay the Prepayment/Substitution Premium for purposes of this subsection
            (g)(ii).

            (iii) No Prepayment/Substitution Premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Reimbursement Mortgage; provided Freddie Mac shall have consented to such prepayment.

            (iv) Any prepayment, whether voluntary or involuntary, shall not be credited against the unpaid principal balance of the Loan until the date on which the resulting redemption of a like amount of Bonds is completed.

            (v) The Owner recognizes that any prepayment of the unpaid principal balance of the Loan, whether voluntary or involuntary or resulting from a default by the

      Owner, and any replacement of Freddie Mac as Credit Instrument Obligor under the Indenture, will result in Freddie Mac's incurring loss, including loss of income, additional expense and frustration or impairment of Freddie Mac's ability to meet its commitments to third parties. The Owner agrees to pay to Freddie Mac upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. The Owner therefore acknowledges and agrees that the formula for calculating the Prepayment/Substitution Premium represents a reasonable estimate of the damages Freddie Mac will incur because of a prepayment or replacement of Freddie Mac as Credit Instrument Obligor and that its obligation to pay such damages will be satisfied upon the payment of the Prepayment/Substitution Premium.

            (vi) The Owner further acknowledges that the Prepayment/Substitution Premium provisions of this Agreement are a material part of the consideration for the Credit Enhancement Agreement, and acknowledges that the terms of this Agreement are in other respects more favorable to the Owner as a result of the Owner's voluntary agreement to the Prepayment/Substitution Premium provisions.

      (h) The Owner agrees to pay to the Servicer for deposit to the Cap Fee Escrow monthly on the first (1st) day of each month an amount that will result in the accumulation by the expiration of the Cap, without regard to earnings in the Cap Fee Escrow, of funds expected to be sufficient to pay in full the cost of an extension or renewal of the Cap Agreement on the same terms for an additional five (5) years, or such lesser term as may be expressly approved by Freddie Mac in writing at its sole discretion. During the first twelve (12) months after the date of this Agreement, the monthly deposit shall be equal to a fraction, the numerator of which is 125% of the cost of the first Cap Agreement and the denominator of which is sixty (60). Thereafter, the amount of the monthly deposit shall be recomputed by Freddie Mac annually based upon the Servicer's estimation of the cost of such extension or renewal. Amounts on deposit in the Cap Fee Escrow shall be invested and reinvested by the Servicer in Investment Obligations which shall mature or be redeemable at par on the earlier of (i) six months from the date of investment or (ii) the date such monies are needed for the purposes hereof.

      (i) Amounts received by the Owner from the Counterparty pursuant to the Cap Agreement shall be paid by the Counterparty to Freddie Mac, or if designated by Freddie Mac, to the Servicer, and if paid to the Owner, shall be paid by the Owner to the Servicer immediately and until paid to the Servicer, shall be held in trust for the benefit of Freddie Mac.

      (j) Each of the covenants of the Owner set forth in the Borrower Documents are hereby incorporated in this Agreement by this reference as if fully set forth herein. The Owner shall comply with all terms and conditions of each Borrower Document to which it is a party or by which it is bound and shall use its best efforts to cause the Trustee and the Issuer at all times to comply with the terms of the Bond Documents to which either of them is a party.

      (k) The Owner shall not:

            (i) take, or omit to take, any action that, if taken or omitted, would jeopardize or adversely affect the tax-exempt status of the interest payable on the Bonds;

            (ii) acquire any real or personal property other than the Project and assets (such as accounts) related to the operations and maintenance of the Project or engage in any business or activity other than in connection with the ownership, management and operation of the Project;

            (iii) except as permitted in the Reimbursement Mortgage, amend, modify, supplement or waive any provision of its partnership agreement in any manner without the prior written consent of Freddie Mac;

            (iv)   dissolve or liquidate in whole or in part;

            (v)    merge or consolidate with any Person;

            (vi) enter into, or permit to exist, any subordinate financing with respect to the Project without the prior written consent of Freddie Mac; or

            (vii) voluntarily prepay the Loan except in accordance with Section 3.1(g) hereof.

      Section 3.2.      Reimbursement  and  Replenishment  Obligations  of the
Owner.

      (a)   The Owner shall:

            (i) By 2:00 p.m. Washington, D.C. time, on the date of each Credit Advance, reimburse Freddie Mac for each Credit Advance, by payment to the Servicer for immediate remittance to Freddie Mac, of the amount of that Credit Advance.

            (ii) Reimburse Freddie Mac for each Liquidity Advance, by payment to the Servicer for remittance to Freddie Mac of the amount of that Liquidity Advance on the first to occur of: (A) 90 days following the Liquidity Advance;

                  (B)  the effective date of any Alternate Security;

                  (C)  if the  related  Purchased  Bonds are  remarketed  by the
            Remarketing   Agent,   the  date  on  which  the  proceeds  of  that
            remarketing are delivered to the Trustee or the Tender Agent;

                  (D) the date on which the related Purchased Bonds are redeemed or otherwise paid in full and canceled;

                  (E) the date on which the Credit Enhancement Agreement expires;

                  (F)  the maturity date of the Note; or

                  (G) the date the principal of and interest on the Note are accelerated.

            (iii)   After first  paying all amounts  payable  pursuant to clause
      (i) above, by 2:00 p.m., Washington, D.C. time, on each date on which the Servicer shall have made a Withdrawal, replenish any Withdrawal by paying to the Servicer for deposit into the Principal Reserve Fund, the amount of such Withdrawal. For purposes of this subsection (iii), it is a condition precedent to the obligation of the Owner to replenish a Withdrawal that the Owner be notified of such Withdrawal by the Servicer. A prior billing by the Servicer to the Owner for a reimbursement obligation that remains unpaid by the Owner shall constitute sufficient notice for purposes of the foregoing sentence.

      (b) Subject to Section 7.3, the Owner's obligation to reimburse Freddie Mac for amounts described in clause (i) of Section 3.2(a) shall be reduced as and to the extent that amounts paid by the Owner to the Servicer in respect of interest on the Loan or amounts deposit in the Principal Reserve Fund are applied to such reimbursement.

      (c) The Owner's obligation to reimburse Freddie Mac for amounts described in clause (ii) of Section 3.2(a) shall be reduced as and to the extent that remarketing proceeds become available and are applied to such reimbursement.

      (d) The Owner agrees to pay interest on any amounts due to Freddie Mac or the Servicer, as applicable, pursuant to Section 3.2(a) (i) or (iii) from the date such amounts are paid by Freddie Mac or withdrawn from the Principal Reserve Fund until payment or replenishment by the Owner in full (after as well as before judgment), at the Default Rate.

      Section 3.3. Freddie Mac Credit Enhancement Fees; Liquidity Use Fee; Servicing. In addition to any other fees and amounts payable to Freddie Mac under the Financing Agreement, this Agreement or the Loan Documents, the Owner shall in consideration of Freddie Mac providing the Credit Enhancement Agreement, pay the following fees to Freddie Mac and the Servicer with respect to the Credit Enhancement Agreement, the Loan and the Bonds:

      (a) On or before the Closing Date, Freddie Mac shall be paid an application fee in the amount of 0.1% of the principal amount of the Bonds, together with its expenses and the fees and expenses of its outside counsel by wire transfer in accordance with instructions provided by Freddie Mac. The Freddie Mac Credit Enhancement Fee shall be payable to Freddie Mac (i) in advance on the Closing Date, in an amount equal to one twelfth of the Freddie Mac Credit Enhancement Fee prorated for the period from the Closing Date to the last day of the month during which the Closing Date shall have occurred and (ii) in arrears on the first day of each month commencing on the first day of the second full month following the month in which the Closing Date occurs in an amount equal to one twelfth of the Freddie Mac Credit Enhancement Fee. The Owner shall have a credit on each monthly payment date for an amount equal to one twelfth of the Freddie Mac Credit Facility Fee times the balance in the Principal Reserve Fund held by the Servicer immediately prior to such monthly payment date. Freddie Mac shall also be entitled to be paid all amounts accrued during the immediately preceding calendar month as the Liquidity Use Fee pursuant to paragraph (b) hereof.

      (b) The Owner shall pay to the Servicer, for the account of and remittance to Freddie Mac, the Liquidity Use Fee with respect to each Liquidity Advance on the first day of each month and on the date the Liquidity Advance is fully reimbursed. The Liquidity Use Fee shall be payable so long as any Liquidity Advance remains unreimbursed, in whole or in part, to Freddie Mac as provided in Section 3.2 of this Agreement; provided, however, if the Liquidity Advance is not fully reimbursed by the 90th day following the date of the Liquidity Advance, the Owner shall be in default hereunder and thereafter the Liquidity Use Fee shall be calculated using the Default Rate in place of the Liquidity Rate for the period commencing on the 90th day following the Liquidity Advance to the date the Liquidity Advance together with interest accrued thereon is fully reimbursed. The Liquidity Use Fee shall not be due to Freddie Mac to the extent Freddie Mac is reimbursed for funds provided under the Credit
Enhancement Agreement by 2:00 p.m., Washington, D.C. time (subject to the provisions of Section 3.2 of this Agreement), on the date on which a Liquidity Advance is made. Any reimbursement payment received after 2:00 p.m., Washington, D.C. time, on such date shall be treated as if it were paid at 9:00 a.m., Washington, D.C. time, on the next Business Day. The Liquidity Use Fee shall not be due during any Fixed Rate Period, but shall be due during any period the Bonds bear interest at the Floating Rate. The Liquidity Use Fee shall be otherwise due and payable as provided in this Agreement.

      (c) The Owner shall pay to the Servicer the Servicing Fee (i) in advance on the Closing Date, prorated for the period from the Closing Date to the last day of the month in which the Closing Date shall have occurred and (ii) in arrears, on the first day of each month, commencing on the first day of the second full month following the month in which the Closing Date occurs.

      Section 3.4. Indemnification. The Owner shall indemnify and hold harmless Freddie Mac and its officers, directors, officials, employees, agents, attorneys, accountants, advisors, consultants and servants, past, present or future, from and against (a) any and all claims by or on behalf of any Person arising from any cause whatsoever in connection with the Loan, the Indenture, any of the Borrower Documents, the Servicing Agreement, the Project, the Remarketing Agreement, this Agreement, the Credit Enhancement Agreement or the issuance of the Bonds; (b) any and all claims arising from any act or omission of the Owner or any of its agents, contractors, servants, employees or licensees in connection with the Loan, the Indenture, any of the Borrower Documents, the Credit Enhancement Agreement, the Servicing Agreement, the Project, the Remarketing Agreement, this Agreement or the issuance of Bonds; and (c) all costs, counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding brought thereon; except that the Owner shall not be required to indemnify any person for damages caused by the gross negligence, willful misconduct or unlawful acts of such person or any such claims, costs, expenses or liabilities arising or resulting from Freddie Mac's failure to fund under the Credit Enhancement Agreement in accordance with its terms. In the event that any action or proceeding is brought or claim made against Freddie Mac, or any of its officers, directors, officials, employees, agents, attorneys, accountants, advisors, consultants or servants, with respect to which indemnity may be sought hereunder, the Owner, upon written notice thereof from the indemnified party, shall assume the investigation and defense thereof, including the employment of counsel reasonably acceptable to Freddie Mac and the payment of all related expenses. The indemnified party shall have the right to approve a settlement to which it is a party and to employ separate counsel in any such action or proceedings and to participate in the investigation and defense thereof, and the Owner shall pay the reasonable fees and expenses of such separate counsel. The provisions of this Section shall survive the termination of this Agreement.

      Section 3.5. Purchased Bonds. The Owner acknowledges that Purchased Bonds will be purchased by the Trustee as agent for and on behalf of the Owner and registered in the name of the Owner, to the extent that Freddie Mac has provided the funds to purchase such Purchased Bonds, and that such Purchased Bonds will be pledged to Freddie Mac pursuant to the Pledge Agreement.

      Section 3.6. Liability of the Owner. The obligation of the Owner to repay the Loan and to make any and all payments to Freddie Mac required by this Agreement or any other Borrower Document shall not be subject to diminution by set-off, recoupment, counterclaim, abatement or otherwise. Until the latest of the date on which (i) all the Bonds have been fully paid (or provision made therefor as a legal defeasance) in accordance with the Indenture, (ii) the Credit Enhancement Agreement has been terminated in accordance with its terms, and (iii) all amounts due and owing Freddie Mac under this Agreement or any other Borrower Document have been paid, the Owner (a) shall continue to have the obligation to repay the Loan as aforesaid, and (b) shall perform and observe all of its other obligations contained in this Agreement, the Borrower Documents and all other documents contemplated hereby or thereby.

      The obligations of the Owner under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any invalidity or unenforceability of any of the Borrower Documents or any other agreement or instrument related to the Borrower Documents; (b) any amendment or waiver of, or any consent to or departure from, the terms of the Credit Enhancement Agreement, any of the other Borrower Documents, or any other agreement or instrument related to the Borrower Documents, any extensions of time or other modifications of the terms and conditions for any act to be performed in connection with the Credit Enhancement Agreement; (c) the existence of any claim, set-off, defense or other right which the Owner may have at any time against Freddie Mac, the Servicer, the Issuer, the Trustee, the Tender Agent, the Remarketing Agent, or any other Person, whether in connection with this Agreement, any of the other Borrower Documents, the Project, or any unrelated transaction; (d) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Agreement or the other Borrower Documents; (e) defect in title to the Project, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of the Project, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of any State or any political subdivision of the same, (f) the breach by Freddie Mac, the Servicer, the Issuer, the Trustee, the Tender Agent, the Remarketing Agent, or any other

Person of its obligations under any Borrower Document or (g) any other circumstance, happening or omission whatsoever.

      Section 3.7. Neither Freddie Mac nor Servicer Liable. Neither Freddie Mac, the Servicer nor any of their respective officials, officers, directors, members, shareholders, agents, independent contractors or employees shall be responsible for or liable to the Owner or any of its officials, officers, directors, shareholders, members, partners, affiliates, independent contractors or employees for (i) any act or omission of Freddie Mac, the Servicer or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by Freddie Mac or the Servicer, as applicable), even if such documents should be in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Credit Enhancement Agreement or the rights or benefits under the Credit Enhancement Agreement or proceeds under the Credit Enhancement Agreement, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the Trustee to comply fully with all conditions required in order to effect any applicable Advance; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; (v) for any loss or delay in the transmission or otherwise of any document or draft required in order to make any Advance; and (vi) for any consequences arising from causes beyond the control of Freddie Mac or the Servicer, as applicable. In furtherance and not in limitation of the foregoing, Freddie Mac (or the Servicer) may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of any rights or powers of Freddie Mac or the Servicer under this Agreement.

      In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Freddie Mac or the Servicer under or in connection with any Borrower Document or any related certificates or other documents, if taken or omitted in good faith, shall be binding upon the Owner, the Trustee, the Issuer, the Remarketing Agent and the Tender Agent and shall not under any circumstance put Freddie Mac under any resulting liability to any of them.

      Section 3.8. Waivers and Consents. THE OWNER AGREES TO BE BOUND BY THIS AGREEMENT AND, TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS; (B) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR

ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER BORROWER DOCUMENTS; (D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS SHALL BE UNCONDITIONAL AND WITHOUT REGARD TO THE LIABILITY OF ANY OTHER PERSON AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

      Section 3.9. Subrogation. The Owner acknowledges that, to the extent of any payment made by Freddie Mac pursuant to the Credit Enhancement Agreement, Freddie Mac is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Bondholders to any moneys paid or payable under the applicable Bonds and all security therefor under the Indenture. The Owner agrees to such subrogation and further agrees to execute such instruments and to take such actions as, in the judgment of Freddie Mac, are necessary to evidence such subrogation and to perfect the rights of Freddie Mac to the extent necessary to provide reimbursement hereunder.

      Section 3.10. Payment of Costs, Fees and Expenses. In addition to the Owner's obligations set forth in Section 3.2 of this Agreement and in the other Borrower Documents, the Owner hereby agrees absolutely and unconditionally to pay, or cause to be paid, to Freddie Mac or the Servicer, as the case may be, or in the case of subsection (v) below, to the appropriate governmental entity, in each case within ten (10) Business Days following written demand, the following:

            (i) any and all fees, costs, charges and expenses (including the fees and expenses of attorneys, accountants and other experts, but not including additional compensation for cost or use of funds in paying Advances) which Freddie Mac or the Servicer may pay or incur in connection with any payment under the Credit Enhancement Agreement, including payments of any fees and charges in connection with any accounts established to facilitate payments under the Credit Enhancement Agreement, or the performance of Freddie Mac's obligations under the Credit Enhancement Agreement;

            (ii) the amount of any fees, costs, or charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Freddie Mac or the Servicer in connection with the administration or enforcement or preservation of rights or remedies under this Agreement or any of the Borrower Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Borrower Documents;

            (iii) other than Advances or Withdrawals, any payments or advances made by Freddie Mac or the Servicer on behalf of the Owner pursuant to any of the Borrower Documents;

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

            (iv) all costs and expenses incurred in connection with or related to the execution and delivery of the Credit Enhancement Agreement, the sale of the Bonds or the Obligations and the preparation and review of this Agreement and the other Borrower Documents and the consummation of the transactions contemplated hereby and thereby, including fees payable to any agencies rating the Bonds or the Obligations, any tax or governmental charge imposed in connection with the execution and delivery of the Credit Enhancement Agreement and the fees and disbursements of Freddie Mac's and the Servicer's counsel and accountants, including fees and expenses relating to any (a) amendments, consents or waivers to this Agreement or any of the Borrower Documents (whether or not any such amendments, consents or waivers are entered into), (b) requests by the
      Owner for Freddie Mac to consider providing credit enhancement for any other bond issue, (c) any proposed Cap arrangement or proposed investments under the Indenture, (d) any adjustment or conversion of the interest rate on the Bonds, (e) any tender, purchase, refunding, reoffering or remarketing of the Bonds, (f) collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair the Project, including, reasonable appraiser fees and (g) any fees or expenses incurred by the Trustee, the Issuer, Freddie Mac or the Servicer in connection with any audit of the Project or the Bonds by the Internal Revenue Service;

            (v) together with interest, fines and penalties, any and all documentary stamp, recording, transfer, mortgage, intangible, filing or other taxes or fees and any and all liabilities with respect to or resulting therefrom which may be payable in connection with the execution and delivery of, or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement, or modification of, or any waiver or consent under or in respect of, or any filing of record, recordation, release or discharge of, this Agreement, any Borrower Document, and any such other documents; and

            (vi) interest on any and all amounts referred to in paragraphs (i) through (iv) of this Section 3.10 from the date when due under this Agreement until payment of all such amounts in full, payable at the Default Rate.


                                   ARTICLE IV

                            INTEREST RATE PROTECTION

      Section 4.1.      Interest Rate Protection.

      (a) To protect against fluctuations in interest rates, the Owner shall make arrangements for an interest rate cap (a "Cap") to be in place and maintained at all times with respect to the Bonds, during any period in which the Bonds bear interest at the Floating Rate. If the Bonds are issued bearing interest at the Floating Rate, the Cap must be in place on the Closing Date for a period beginning on the Closing Date and ending not earlier than the date which is the fifth (5th) anniversary of the Closing Date (the "Initial Cap Period"). A Cap also shall be in place and maintained at all times during any other period that the Floating Rate is in effect (a "Subsequent Cap") whether or not a default shall have occurred under the applicable Cap Documents (as defined below) and shall be in place on the effective date of a conversion to a Floating Rate. A Subsequent Cap must be fully executed and delivered on terms and conditions consistent with this Agreement and except as permitted by Section 4.2(f) shall have a Strike Rate (as hereinafter defined) equal to the Strike Rate for the Cap initially provided hereunder. A Subsequent Cap must have an effective date not later than the day following the last day of the Initial Cap Period or any Subsequent Cap Period. Any Subsequent Cap must expire on the earliest of (1) a date which is not earlier than the fifth (5th) anniversary of the effective date of such Subsequent Cap, (2) the date on which the Credit Enhancement Agreement terminates or (3) the maturity date of the Bonds. Each Cap shall be secured and documented on terms and conditions approved by, and with a Counterparty acceptable to, Freddie Mac. Prior to the Owner seeking any bids from any Counterparty for a Subsequent Cap, the Owner shall obtain the prior written consent of Freddie Mac. Each Cap shall be evidenced and governed by such documents (the "Cap Documents") as shall be acceptable to, and which shall in form and content be acceptable to, Freddie Mac. Not later than the day following the last day of the Initial Cap Period or any Subsequent Cap Period, the Owner shall ensure that either (a) a Subsequent Cap is in full force and effect if the Bonds bear interest at the Floating Rate or (b) the Bonds have been converted to a Fixed Rate, in each case, in accordance with this Agreement and the other Borrower Documents.

      (b) Notwithstanding any provision hereof or in the Bond Documents to the contrary, the Owner shall not cause any adjustment of the rate on the Bonds to a Fixed Rate (with the intention of having the Credit Enhancement Agreement remain in effect for the benefit of the Bonds), without the prior written consent of Freddie Mac. Freddie Mac does not intend to grant such consent unless all of the following conditions are satisfied:

            (i) The sum of the Fixed Rate on the Bonds, the Bond Fee Component, the Freddie Mac Credit Enhancement Fee and the Servicing Fee must be less than or equal to the Underwriting Rate.

            (ii) In the case of an adjustment to the Fixed Rate that ends on a day prior to the maturity date of the Bonds, the Fixed Rate Period must be five (5) years or more.

            (iii) The Project's and the Other Project's Combined Debt Service Coverage Ratio, as determined by Freddie Mac, must not be less than 1.65:1.

      Section 4.2.      Cap Agreement Terms.

      (a) Cap Agreement Payment Terms. Under each Cap arrangement, the Counterparty shall pay a floating amount, computed in accordance with the Cap Documents, to the extent that the BMA Index Rate exceeds the fixed cap rate (the "Strike Rate"). Except as otherwise provided in Section 4.2(f), the Strike Rate must be equal to or less than 300 basis points over the BMA Index Rate. The BMA Index Rate for the Cap initially provided for this purpose shall be the lower of
(i) the BMA Index Rate as of the bid date of the Cap or (ii) the average of the BMA

Index Rate for the six (6) week period prior to and including the bid date of the Cap. The Cap must provide for monthly settlement on the first day of each month. If the BMA Index Rate is not published on any reset date under the Cap, the Counterparty must determine an appropriate index as a substitute for the BMA Index Rate on each such reset date. The index so determined shall provide a rate of interest that is equivalent to the prevailing rate of interest borne by bonds that are rated in the highest short-term rating category by Moody's and S&P in respect of issuers of not less than five "high grade" component issuers selected by the Counterparty which shall include, without limitation, issuers of general obligation bonds, and that are subject to tender by holders thereof for purchase on not more than seven (7) days notice and the interest on which is (a) variable, determined on a weekly basis, (b) excludable from gross income for federal income tax purposes, and (c) not subject to a "minimum tax" or similar tax unless all tax-exempt bonds are subject to such tax.

      (b) Cap Assignment; Delivery of Cap Payments. The Owner shall assign each Cap in effect from time to time pursuant to this Agreement to Freddie Mac pursuant to the Cap Assignment, which Cap Assignment must be acceptable in form and content to Freddie Mac. The Counterparty shall make any and all payments under the Cap (and the Cap Documents and the Cap Assignment shall direct the Counterparty to make any such payments) directly to the Servicer, which shall pay to the Owner such Cap payments provided that the Owner is not in default hereunder.

      (c) Termination. The Owner shall neither terminate, transfer nor consent to any transfer of any existing Cap without Freddie Mac's prior written consent as long as the Owner is required to maintain a Cap pursuant to this Agreement. Prior to termination of an existing Cap on a date prior to its scheduled termination date, the Owner shall, so long as the Floating Rate is in effect, obtain a new Cap satisfying the terms of this Agreement, which new Cap must be effective on or before or on the date immediately following the last date on which the existing Cap is in effect.

      (d) Performance Under Cap Documents. The Owner agrees to comply fully with, and to otherwise perform when due, its obligations under, all Cap Documents and all other agreements evidencing, governing or securing any Cap arrangement. The Owner shall not exercise without Freddie Mac's prior written consent, and shall exercise at Freddie Mac's direction, any rights or remedies under any Cap Document, including without limitation the right of termination.

      (e) Amount of Bonds Covered by Cap. The notional amount of any Cap shall be based on the principal amount of the Bonds outstanding less the amount of monies in the Principal Reserve Fund immediately prior to the commencement of a Cap Period.

      (f) Right to Purchase Subsequent Cap Above Strike Rate. The Owner may, by giving Freddie Mac and the Servicer at least thirty (30) days written notice prior to the purchase of a Subsequent Cap, purchase such Subsequent Cap based on a Strike Rate that is in excess of the Strike Rate required to be maintained pursuant to Section 4.2(a) of this Agreement, provided that there is deposited with, and held by, the Servicer in the Cap Reserve Account as additional security to Freddie Mac an amount (the "Cap Deposit") determined by Freddie Mac in its discretion, which amount must be sufficient to cover any payment shortfall over the term of the Subsequent Cap based on the difference between the Strike Rate required to be maintained pursuant to Section 4.2(a) of this Agreement, and the Strike Rate provided for in the Subsequent Cap to be acquired. The methodology for determining the amount of the Cap Deposit shall be in Freddie Mac's discretion. The Cap Deposit held by the Servicer shall be maintained, invested and disposed of on such terms and conditions as shall be acceptable to Freddie Mac in its discretion. Provided that the Owner is not in default under the Loan Documents or that an Event of Default has not occurred under this Agreement, the Servicer shall release to the Owner monthly on each Interest Payment Date an amount equal to one-sixtieth (1/60th) of the Cap Deposit held by the Servicer and shall release to the Owner on the Conversion Date all amounts held in the Cap Reserve Account. Any earnings in respect of the Cap Deposit that have accrued shall also, pursuant to the Indenture, be released by the Servicer to the Owner on each such Interest Payment Date and on the Termination Date.

      (g) Fees to Counterparty. Fees to the Counterparty must be paid in full upon delivery of the Cap Agreement.

      (h) Additional Collateral. The Cap Agreement shall provide unless waived in writing by Freddie Mac that if the long-term, unsecured and unsubordinated indebtedness of the Counterparty shall cease to be rated at least Aa3 by Moody's or AA- by S&P or such indebtedness shall cease to be rated by Moody's or S&P, then such party's obligations under the Cap Agreement shall be required to be collateralized on such terms and conditions as are acceptable to Freddie Mac including without limitation the delivery of cash collateral to a custodian.

      Section 4.3.      Freddie Mac Right to Convert to Fixed Rate.

      (a) If the Counterparty fails to escrow collateral as provided in the Cap Agreement and as required pursuant to Section 4.2(h), the Owner shall be required to enter into a Subsequent Cap within thirty (30) days after such failure to escrow collateral.

      (b) At least sixty (60) days prior to the date on which a Cap terminates, if the Bonds bear interest at the Floating Rate the Owner shall give notice, and provide evidence satisfactory, to Freddie Mac and the Servicer that it will either (i) secure a Subsequent Cap or (ii) convert the Bonds to the Fixed Rate, in each case in accordance with Section 4.1 of this Agreement and the requirements of the Indenture.

      (c) If the Owner fails to deliver a Subsequent Cap as required by Section 4.3(a) hereof, or pursuant to Section 4.3(b) hereof fails to provide the foregoing notice or satisfactory evidence or if the Owner has indicated that it will secure a Subsequent Cap and has not provided to Freddie Mac and the Servicer a copy of such Subsequent Cap which has been executed and delivered prior to the date required by Section 4.3(a) or, in the case of Section 4.3(b), at least thirty (30) days prior to the termination date of the existing Cap and which meets the requirements of this Agreement, Freddie Mac is hereby granted irrevocably the right, but not the obligation, to either (i) direct the Trustee on behalf of the Owner that the interest rate on the Bonds be (A) adjusted to a Fixed Rate pursuant to the Indenture, (B) converted to a Fixed Rate

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

for a Fixed Rate Period ending on the maturity date of the Bonds pursuant to the Indenture, or (C) adjusted to, or remain at, the Floating Rate pursuant to the Indenture, without a Cap being in place or (ii) purchase a Subsequent Cap upon such terms as it deems satisfactory in its own name or for the account of the Owner with funds on deposit in the Cap Fee Escrow. If Freddie Mac exercises the foregoing right, it shall not be deemed to waive its right to declare an Event of Default under this Agreement because of the Owner's failure to comply with the requirements of Sections 4.1 and 4.2 of this Agreement. Freddie Mac shall have the right at any time to revoke any prior direction it may give in connection with any proposed conversion of the interest rate on the Bonds as contemplated above in this Section 4.3(c), without waiving any of its rights under this Agreement. Freddie Mac shall have the further right, in its discretion, to take no action upon the Owner's failure to provide timely notice or evidence as required by this Section 4.3 or otherwise to comply with Section
4.1 of this Agreement, without waiving any of its rights under this Agreement. The Owner hereby appoints Freddie Mac as the Owner's attorney-in-fact, with full authority in the place and stead of the Owner and in the name of the Owner or otherwise, from time to time in Freddie Mac's discretion, to take any action and to execute any instrument which Freddie Mac may deem necessary or advisable to accomplish the purposes of this Section 4.3. The Owner agrees that the power of attorney established pursuant to this Section 4.3 shall be deemed coupled with an interest and shall be irrevocable.

                                  ARTICLE V

                  UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

      This Agreement is also a security agreement under the Uniform Commercial Code for the Cap Reserve Account, the Cap Fee Escrow, the Principal Reserve Funds and all funds and accounts and investments of funds and accounts now or hereafter held by the Trustee under the Indenture (to the extent the Owner retains any interest therein) and by the Servicer with respect to payments payable under the Loan or the Reimbursement Security Documents, and all products and cash and non-cash proceeds thereof (collectively, "UCC Collateral") for all obligations due under this Agreement and under any of the Borrower Documents, and the Owner hereby grants to Freddie Mac a security interest in the UCC Collateral. The Owner shall execute and deliver to Freddie Mac upon Freddie Mac's request, financing statements, continuation statements, and other account agreements and amendments, in such form as Freddie Mac may require to perfect or continue the perfection of this security interest. The Owner shall pay all filing costs and all costs and expenses of any record searches for financing statements that Freddie Mac may require. Without the prior written consent of Freddie Mac, the Owner shall not create or permit to exist any other lien or security interest in any of the UCC Collateral (other than as created under the Indenture). The Owner covenants and agrees that it will defend Freddie Mac's rights and security interests created by this Article against the claims and demands of all Persons. If an Event of Default has occurred and is continuing, Freddie Mac shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Agreement or existing under applicable law. In exercising any remedies, Freddie Mac may exercise its remedies against the UCC Collateral separately or together and in any order, without in any way affecting the availability of the other remedies available to Freddie Mac.

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

                                  ARTICLE VI

                         EVENTS OF DEFAULT; REMEDIES

      Section 6.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

            (i) the Owner shall fail to pay when due any amount payable by the Owner under this Agreement, including, without limitation, any fees, costs or expenses;

            (ii) the Owner shall fail to observe or perform any other term, covenant, condition or agreement set forth in this Agreement;

            (iii) the Owner shall fail to observe or perform any other term, covenant, condition or agreement set forth in any of the other Borrower Documents or there shall otherwise occur an "Event of Default" under the Reimbursement Mortgage or an event of default under any of the other Borrower Documents (taking into account any applicable notice requirements and cure periods expressly provided in the applicable document);

            (iv) any representation or warranty made by or on behalf of the Owner in this Agreement, in any other Borrower Document or in any certificate delivered by the Owner to Freddie Mac or to the Servicer pursuant to this Agreement or any other Borrower Document shall be inaccurate or incorrect in any material respect when made or deemed made;

            (v) Freddie Mac shall have given the Owner written notice that Purchased Bonds have not been remarketed as of the ninetieth (90th) day following purchase by the Trustee on behalf of the Owner and the Owner has not reimbursed Freddie Mac for the applicable Liquidity Advance and Liquidity Use Fee or has not paid in full all fees and other amounts due to Freddie Mac under this Agreement;

            (vi) while the Credit Enhancement Agreement is in effect for the benefit of the Loan, a Fixed Rate Period expires and the Owner has not either (i) received the prior written consent of Freddie Mac to a change in interest mode or the maintenance of the existing mode or (ii) delivered an Alternate Security in accordance with the terms of the Bond Documents. or

            (vii) an event of default has occurred under either of the Other Reimbursement Agreements or the Other Reimbursement Mortgage (taking into account any applicable notice requirements and cure periods expressly provided in the applicable document).

      Section 6.2.      Remedies; Waivers.

      (a) Remedies. Upon the occurrence of an Event of Default described in paragraphs (i) through (vii) of Section 6.1, Freddie Mac may declare all the obligations of the Owner hereunder to be immediately due and payable, in which case all such obligations shall become due and payable, without presentment, demand, protest or notice of any kind, including notice of default, notice of intent to accelerate or notice of acceleration. In addition to the foregoing, Freddie Mac shall have the right to take such action at law or in equity, without notice or demand, as it deems advisable to protect and enforce the rights of Freddie Mac against the Owner in and to the Project conveyed by the Reimbursement Mortgage, including, but not limited to, the following actions:

            (i) demand cash collateral or Investment Obligations in the full amount of the obligations under the Bonds whether or not then due and payable by Freddie Mac under the Credit Enhancement Agreement;

            (ii) give written notice to the Trustee stating that an Event of Default has occurred and is continuing hereunder and directing the Trustee accelerate or cause the mandatory tender of the Bonds; and

            (iii) exercise any rights and remedies available to Freddie Mac under any of the Borrower Documents.

            (b) Waivers. Freddie Mac shall have the right, to be exercised in its discretion, to waive any Event of Default under this Agreement. Unless such waiver expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

      Section 6.3. No Remedy Exclusive. Unless otherwise expressly provided, no remedy conferred upon or reserved in this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Borrower Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under any Borrower Document upon the happening of any event set forth in Section
6.1 shall impair any such right or power or shall be construed to be a waiver of such event, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Freddie Mac to exercise any remedy reserved to Freddie Mac in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of any of the other Borrower Documents. The rights and remedies of Freddie Mac specified in this Agreement are for the sole and exclusive benefit, use and protection of Freddie Mac, and Freddie Mac is entitled, but shall have no duty or obligation to the Owner, the Trustee, the Bondholders or otherwise,
(a) to exercise or to refrain from any right or remedy reserved to Freddie Mac hereunder, or (b) to cause the Trustee or any other party to exercise or to refrain from exercising any right or remedy, available to it under any of the Borrower Documents.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1. Counterparts. This Agreement may be executed in counterparts by Freddie Mac and the Owner, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

      Section 7.2. Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by a written instrument or written instruments signed by the parties to this Agreement. No course of dealing between the Owner and Freddie Mac, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of Freddie Mac hereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      Section 7.3. Payment Procedure. The Owner agrees that all amounts due to Freddie Mac under Section 3 of this Agreement shall be paid to the Servicer for remittance to Freddie Mac pursuant to the Servicing Agreement. All payments to be made to the Servicer, for the account of Freddie Mac, pursuant to this Agreement shall be paid in immediately available funds to the Servicer in accordance with instructions given to the Owner by the Servicer. Except as otherwise provided above in this Section 7.3, all payments to be made to Freddie Mac pursuant to this Agreement shall be made in lawful currency of the United States of America and in immediately available funds to an account designated in writing by Freddie Mac before 2:00 p.m. (Washington, D.C. time) on the date when due, unless the Owner is otherwise instructed in writing by Freddie Mac. Notwithstanding the foregoing, in connection with the Owner's obligation to reimburse Freddie Mac by 2:00 p.m., Washington, D.C. time for certain payments made by Freddie Mac as provided in this Section 3 of this Agreement, such payment will, unless otherwise directed pursuant to this Section 7.3, be deemed to have been timely made if made in lawful currency of the United States of America and in immediately available funds to the Servicer, for remittance to Freddie Mac, to an account designated in writing by the Servicer, before 2:00 p.m., Washington, D.C. time and otherwise in accordance with the requirements of this Section 7.3.

      Section 7.4. Payments on Business Days. In any case where the date of payment to Freddie Mac or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

      Section 7.5. Governing Law; Severability. This Agreement shall be construed, and the rights and obligations of Freddie Mac and the Owner hereunder determined, in accordance with federal statutory or common law ("federal law"). Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement, the local law of the State of Illinois shall be deemed reflective of federal law. The parties agree that any legal actions between Freddie Mac and the Owner regarding each party hereunder shall be originated in the United States District Court in and for the Northern District of Illinois, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.

      The invalidity or enforceability of any provision of this Agreement shall not affect the validity of any other provision and all other provisions shall remain in full force and effect.

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

      Section 7.6. Notices. All notice, directions, certificates or other communications hereunder to Freddie Mac, the Owner, or the Servicer shall be given in accordance with the Reimbursement Mortgage. All notice, directions, certificates or other communications to the Issuer, the Trustee, the Remarketing Agent or the Tender Agent shall be given in accordance with the Indenture.

      Section 7.7. Further Assurances and Corrective Instruments. To the extent permitted by law, the parties to this Agreement agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Freddie Mac may request and as may be reasonably required in the opinion of Freddie Mac or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any other Borrower Document.

      Section 7.8. Term of this Agreement. The term of this Agreement (the "Term") shall continue in full force and effect, and Owner shall not be released from liability under this Agreement, until the latest of (a) the Termination Date, (b) the date on which Freddie Mac has no further liability (accrued or contingent) under the Credit Enhancement Agreement and (c) the date on which the Owner shall pay or cause to be paid to Freddie Mac or the Bondholders all amounts to be paid by the Owner under this Agreement, under the other Borrower Documents and otherwise with respect to the Obligations. Notwithstanding such termination, the provisions of Section 3.4 hereof and Section 18 of the Reimbursement Mortgage shall survive the expiration or termination of this Agreement.

      Section 7.9. Assignments; Transfers; Third-Parties Rights. The Owner shall not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Freddie Mac. This Agreement may not be transferred in any respect without the prior written consent of Freddie Mac. Nothing in this Agreement shall confer any right upon any Bondholder or any other Person other than the parties hereto and their successors and permitted assigns.

      Section 7.10. Headings. Article and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      Section 7.11.  Limitation on Personal Liability.

      (a) Except as otherwise provided in this Section 7.11, the Owner shall have no personal liability under this Agreement or any other Borrower Document for the payment of the payment obligations or for the performance of any other obligations of the Owner under the Borrower Documents, and Freddie Mac's only recourse for the satisfaction or performance of the Obligations shall be Freddie Mac's exercise of its rights and remedies with respect to the Project and any other collateral held by Freddie Mac as security for the Obligations. This limitation on the Owner's liability shall not limit or impair Freddie Mac's enforcement of its rights against any guarantor of the Obligations.

      (b) The Owner shall be personally liable to Freddie Mac for the repayment of a portion of the Obligations equal to 0 percent of the unpaid principal balance of this

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

Reimbursement Agreement, plus any other amounts for which Owner has personal liability under this Section 7.11.

      (c) In addition to Owner's personal liability under Section 7.11(b), the Owner shall be personally liable to Freddie Mac for the repayment of a further portion of the Obligations equal to any loss or damage suffered by Freddie Mac as a result of (1) failure of the Owner to pay to Freddie Mac upon demand after an Event of Default all rents to which Freddie Mac is entitled under Section 3(a) of the Reimbursement Mortgage and the amount of all security deposits collected by the Owner from tenants then in residence; (2) failure of the Owner to apply all insurance proceeds and condemnation proceeds as required by the Reimbursement Mortgage; (3) failure of the Owner to comply with Section 14(d) or
(e) of the Reimbursement Mortgage relating to the delivery of books and records, statements, schedules and reports or (4) failure of the Owner to pay insurance premiums for fire, hazard or other insurance required by the Reimbursement Mortgage.

      (d) For  purposes of  determining  the Owner's  personal  liability  under
Section 7.11(b) and Section 7.11(c), all payments made by the Owner or any guarantor with respect to the Obligations and all amounts received by Freddie Mac from the enforcement of its rights under the Reimbursement Mortgage shall be applied first to the portion of the Obligations for which the Owner has no personal liability.

      (e) The Owner shall become personally liable to Freddie Mac for the repayment of all of the Obligations upon the occurrence of any of the following Events of Default: (1) the Owner's acquisition of any property or operation of any business not permitted by Section 33 of the Reimbursement Mortgage; (2) a Transfer (as defined in the Reimbursement Mortgage) (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Reimbursement Mortgage, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or (3) fraud or intentional written material misrepresentation by the Owner or any officer, director, partner, member or employee of the Owner in connection with the application for or creation of the Obligations or any request for any action or consent by Freddie Mac.

      (f) In addition to any personal liability for the Obligations, the Owner shall be personally liable to Freddie Mac for (1) the performance of all of the Owner's obligations under Section 18 of the Reimbursement Mortgage (relating to environmental matters); (2) the costs of any audit under Section 14(d) of the Reimbursement Mortgage; (3) any costs and expenses incurred by Freddie Mac in connection with the collection of any amount for which the Owner is personally liable under this Section, including fees and out of pocket expenses of attorneys and expert witnesses and the costs of conducting any independent audit of the Owner's books and records to determine the amount for which the Owner has personal liability; and (4) payment to Freddie Mac of any Surplus Proceeds (as such term is defined in the Reimbursement Mortgage) actually received by the Owner or the General Partner.

      (g) To the extent that the Owner has personal liability under this Section 7.11, Freddie Mac may exercise its rights against the Owner personally without regard to whether

Freddie Mac has exercised any rights against the Project or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Freddie Mac under this Agreement, the Reimbursement Mortgage, any other Borrower Document or applicable law. For purposes of this Section, the term "Project" shall not include any funds that (1) have been applied by the Owner as required or permitted by the Reimbursement Mortgage prior to the occurrence of an Event of Default or (2) the Owner was unable to apply as required or permitted by the Reimbursement Mortgage because of a bankruptcy, receivership, or similar judicial proceeding.

      Section 7.12. Consent of Freddie Mac. Whenever Freddie Mac shall have any right or option to exercise any discretion, to determine any matter, to accept any presentation or to approve any matter, such exercise, determination, acceptance or approval shall, without exception, be in Freddie Mac's sole and absolute discretion.

      Section 7.13. Disclaimer; Acknowledgments. Approval by Freddie Mac of the Owner, the Loan, the Bonds or otherwise shall not constitute a warranty or representation by Freddie Mac as to any matter. Nothing set forth in this Agreement, in any of the other Borrower Documents or in the subsequent conduct of the parties shall be deemed to constitute Freddie Mac as the partner or joint venturer of any Person for any purpose whatsoever.

      Section 7.14. Entire Agreement. This Agreement and the Borrower Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Borrower Documents. Nothing in this Agreement or the Borrower Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Borrower Documents; provided, however, that as to Persons other than Freddie Mac and the Owner that are parties to any of the Borrower Documents, such Persons shall not have any rights, remedies, obligations or liabilities under this Agreement or any of the Borrower Documents except under such Borrower Documents to which such Persons are directly parties to.

      Section 7.15. Survival of Representation and Warranties. All statements contained in any Borrower Document, or in any certificate, financial statement or other instrument delivered by or on behalf of the Owner pursuant to or in connection with this Agreement (including but not limited to any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement (i) shall be made and shall be true at and as of the date of this Agreement and the Closing Date and (ii) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Freddie Mac or on its behalf. In addition, the representations set forth in Section 2.1 (c), (d), (e), (f), (i), (j), (k), (l), (m), (n), (r), (s), (t),
(u) and (v) shall be deemed made on the date of any Advance under the Credit Enhancement Agreement.

      Section 7.16. Waiver of Claims. IN ORDER TO INDUCE FREDDIE MAC TO EXECUTE AND DELIVER THE CREDIT ENHANCEMENT AGREEMENT, THE OWNER

HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER BORROWER DOCUMENTS. TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.

      Section 7.17. Waivers of Jury Trial. THE OWNER AND FREDDIE MAC EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

                           [Signature Page Follows]


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

      IN WITNESS WHEREOF, the Owner and Freddie Mac have executed this Reimbursement Agreement as of the day and year first above written.





                              THE PONDS OF PEMBROKE LIMITED
                              PARTNERSHIP, an Illinois limited partnership, as Owner

                              By:  Brookdale Holdings, Inc., a Delaware
                                   corporation, its managing general partner


                              By:  /s/ Darryl W. Copeland, Jr.
                                   ---------------------------------------------
                                   Name:     Darryl W. Copeland, Jr.
                                   Title:    Vice President



                              FEDERAL HOME LOAN MORTGAGE
                              CORPORATION, as Freddie Mac



                              By:  /s/ Richard C. Martinez
                                   ---------------------------------------------
                                   Richard C. Martinez
                                   Director
                                   Multifamily Loan Production

















         [Signature Page to Ashley of Lisle Reimbursement Agreement]

                                    EXHIBIT A

                        Principal Reserve Fund Deposits